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                                                                    Exhibit 10.1

                                                               CONFORMED VERSION

                           DARTFORD PARTNERSHIP L.L.C.
                        801 Montgomery Street, Suite 400
                             San Francisco, CA 94133

                                December 31, 1996

MBW Foods Inc.
Community Corporate Center
445 Hutchinson Avenue
Columbus, Ohio  43235

            Re: Management Services Agreement

Gentlemen:

            This letter sets forth our understanding with respect to the engagement by you, MBW Foods Inc., a Delaware corporation (the "Company"), of Dartford Partnership L.L.C., a Delaware limited liability company ("Dartford"), to provide management services to the Company.

            1. Terms of Agreement and Duties.

                  (a) Engagement. The Company hereby retains Dartford to provide management services to the Company on a non-exclusive basis for a period (the "Term") beginning on the date hereof and ending on the Termination Date (as such term is hereinafter defined ), on the terms and conditions set forth in this Agreement.

                  (b) Duties. During the Term, Dartford will render such management services, including, without limitation, providing organization and strategic direction, oversight of operations, corporate and financial planning, production of business plans, identification of possible acquisitions and advice with respect to the financing thereof, definition and development of business opportunities, investment recommendations and analysis and such other advisory work in connection with the organization, financing, management and operations of the Company, as the Company may reasonably request from time to time.
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MBW Foods Inc.
December 31, 1996
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            The Company will use the services of Dartford and Dartford will make itself available for the performance of services under this Agreement upon reasonable notice during the Term. Dartford will perform its services at the times and places reasonably requested by the Company to meet its needs and requirements, taking into account other engagements that Dartford may have.

            2. Compensation of Dartford.

                  (a) Subject to the terms and conditions hereof, during the Term the Company shall pay Dartford a management fee (the "Management Fee"). The Management Fee shall be paid in at least quarterly installments for the period from the date hereof to the Termination Date at a rate per annum equal to a percentage of the consolidated annual net sales ("Sales") of MBW Investors LLC and its subsidiaries. The percentage of Sales shall be as follows:

Sales                               Percentage of Sales
-----                               -------------------

Up to $250,000,000................  0.5%

$250,000,000 to $500,000,000......  An additional amount equal to
                                    0.375% of Sales above
                                    $250,000,000 (but less than
                                    $500,000,000)

Above $500,000,000................  An additional amount equal to
                                    0.25% of Sales above
                                    $500,000,000

For example, if Sales are $350,000,000, the Management Fee shall be at a rate of $1,625,000 per annum (which equals the sum of $250,000,000 x .005) +
($100,000,000 x .00375). Notwithstanding the foregoing, the Management Fee shall be at a rate of $600,000 per annum for the period beginning on the date hereof and ending on the earlier of (x) December 31, 1997 and (y) the closing date of any Acquisition (as such term is defined in Section 2(b)(2) below), at which time the Management Fee shall be subject to adjustment as provided in Section 2(b)(2) below).
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MBW Foods Inc.
December 31, 1996
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                  (b) Adjustment to Management Fee.

                        (1) The Management Fee shall be adjusted annually as of
                  January 1st of each year (beginning as of January 1, 1998) to reflect the sales for the year then ended; provided, that in no event shall the Management Fee be less than $600,000 per annum.

                        (2) In the event that the Company, MBW Holdings Inc.
                  (the Company's parent) or MBW Investors LLC (the parent of MBW Holdings Inc.) or any direct or indirect subsidiary of MBW Investors LLC consummates an acquisition of the stock or assets of another entity (including, without limitation, by way of merger or consolidation), enters into a joint venture with another entity, or effects any similar investment or business combination during the Term (each such transaction being an "Acquisition") the Management Fee shall be increased as of the closing date of such Acquisition to reflect the additional Sales of the entity or business acquired pursuant to such Acquisition. In the event that, during the six-month period following the consummation of an Acquisition, the Company, MBW Holdings Inc. or MBW Investors LLC consummates a sale or divestiture of a material portion of the assets or business acquired pursuant to such Acquisition, the Management Fee shall be decreased as of the closing date of such sale or divestiture to reflect the Sales of the business or division sold or divested.

                        (3) In the event that the Company, MBW Holdings Inc. or
                  MBW Investors LLC hereafter hires or appoints a Chief Executive Officer or other senior executive with responsibility and authority for providing to the Company the management services provided by Dartford under this Agreement, the Management Fee shall be reduced by an amount equal to the base salary, benefits (as valued by the Board of Directors of the Company in good faith) and annual base bonus which the Chief Executive Officer would receive if the Company achieved exactly 100% of its projected earnings before interest, taxes, depreciation and amortization as set forth in the Company's annual
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MBW Foods Inc.
December 31, 1996
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                  budget for the upcoming fiscal year (as determined in
                  accordance with the Chief Executive Officer's employment agreement).

                        (4) In the event of a sale to the public by the Company,
                  MBW Holdings Inc. or MBW Investors LLC for its own account of shares of capital stock or limited liability company interests pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, the Management Fee shall be subject to reduction by an amount mutually agreed upon by the Company and Dartford, with the decrease to reflect the good faith estimate of the underwriter for such public sale of the reduction needed to satisfactorily consummate such public sale.

                        (5) If this Agreement terminates pursuant to Section
                  3(a)(i) below, the Management Fee payable for the 3-month period immediately preceding the Termination Date shall be at a rate equal to 50% of the rate which would otherwise be payable absent this clause (5).

                        (6) Payment of the Management Fee may, at the election
                  of the Company, be deferred (i) during any period in which a payment event of default exists and is continuing or (ii) during any period, commencing 30 days after a financial condition covenant default has occurred, that such financial condition covenant default is continuing, in either case under the credit agreement or indenture relating to indebtedness for borrowed money incurred by the Company, but the Management Fee shall nonetheless continue to accrue during any period of such deferral.

            3. Termination; Severance.

                  (a) This Agreement and the Company's engagement of Dartford hereunder shall terminate on the date (the "Termination Date") that is the earlier of (i) the date that is six months following a sale of substantially all of the equity securities or assets of
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MBW Foods Inc.
December 31, 1996
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the Company or of MBW Holdings Inc., the Company's parent, or of MBW Investors
LLC, the parent of MBW Holdings Inc., (ii) December 31, 2001, provided that unless either the Company or Dartford shall have given notice prior to July 1, 2001 or prior to July 1st of any year thereafter of its election not to extend this Agreement, the first date set forth in this subclause (ii) shall automatically be extended to December 31st of the following year; (iii) at the Company's election on written notice to Dartford, upon repeated willful neglect by Dartford of any duty or responsibility created pursuant to Section 1(b) of this Agreement, which breach or neglect shall not have been cured within 30 days after written notice thereof from the Company to Dartford; (iv) 30 days following written notice from the Company to Dartford given within six months of notice to the Company that any of Messrs. Wilson, Ardrey or Chung, other than by reason of death or Permanent Disability (as hereinafter defined), have ceased to be actively involved in Dartford's affairs, including its performance under this Agreement, (v) by the Company upon theft or misappropriation by Dartford of funds or property of the Company or any of its subsidiaries or other like willful breach; (vi) by the Company upon the breach by Dartford of its covenant contained in Section 4 of this Agreement or its obligations under Section 16.1 of the MBW LLC Agreement (as hereinafter defined); (vii) by Dartford on written notice to the Company; or (viii) by the Company on written notice to Dartford for any reason other than those set forth in clauses (iii), (iv), (v) or (vi) above. "Permanent Disability" shall mean the failure by or inability of any of Messrs. Wilson, Ardrey or Chung, as a result of physical or mental illness or incapacity, to be actively involved in Dartford's affairs for a period of four consecutive months or for an aggregate of more then six months in any 12-month period, as reasonably determined by the Board in good faith.

                  (b) In the event the Company terminates this Agreement and the Company's engagement of Dartford pursuant to Section 3(a)(viii) above, Dartford shall be entitled to receive an amount (the "Severance Amount") equal to the following:

                        (1) If the effective date of such termination under
                  Section 3(a)(viii) is prior to December 31, 1998 and, at the effective date of such termination, the Company does not have $200,000,000 of Sales (as adjusted to reflect the additional Sales of any entity or business acquired pursuant to an Acquisition and as adjusted to reflect any divestiture provided in Section 2(b)(2) above), the Severance
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MBW Foods Inc.
December 31, 1996
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                  Amount shall be an amount equal to the Management Fee per
                  annum as of such effective date.

                        (2) For any termination under Section 3(a)(viii) above
                  that does not satisfy the conditions set forth in cause (1) of this Section 3(b), the Severance Amount shall be an amount equal to the lesser of (x) 200% of the Management Fee per annum as of such effective date and (y) the aggregate Management Fee payable under this Agreement for the remainder of the then current Term.

The Company shall pay the Severance Amount to Dartford on the effective date of its termination under Section 3(a)(viii).

            4. Limitations on Dartford Activities.

                  (a) The Company acknowledges Dartford's existing management and equity relationships with the VDK Foods LLC group, the Windy Hill Pet Food L.L.C. group and the New Age Beverages Investments Limited group (each a "Platform" and, collectively with the MBW Investors LLC group, the "Existing Platforms"). The Company acknowledges and agrees that, from time to time during the Term, but subject to Dartford's obligations under Section 16.1 of the MBW LLC Agreement, Dartford and its partners may, without the participation of the Company, MBW Investors LLC or its principal equity owners, pursue business opportunities relating to an Acquisition (as such term is defined in Section 2(b)(2) above) through any of the Existing Platforms.

                  (b) From the date hereof until the earlier of (x) June 30, 1998 and (y) the termination of the Term, Dartford will not organize and participate in another business group (i.e., another "Platform") for the purpose of effecting Acquisitions, and will not effect Acquisitions other than in connection with the Existing Platforms, unless:

                        (1) a Change of Control, as such term is defined in the
                  Amended and Restated Limited Liability Company Agreement of MBW Investors LLC, dated as of December 31, 1996 (the "MBW LLC Agreement"), has occurred with respect to an Existing Platform, with "Change of Control" to be construed with respect to such Existing
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MBW Foods Inc.
December 31, 1996
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                  Platform in a manner comparable to its use in the MBW LLC
                  Agreement; or

                        (2) the management services agreement between Dartford
                  and a member company of an Existing Platform has been terminated.

If an event described in clause (1) or clause (2) above has occurred with respect to an Existing Platform, Dartford may, subject to its obligations under
Section 16.1 of the MBW LLC Agreement, organize or participate in another business group (i.e., another Platform, which shall thereafter qualify as an "Existing Platform") and pursue business opportunities relating to Acquisitions without the participation of the Company, MBW Investors LLC or its principal equity owners. In no event from the date hereof until June 30, 1998, during the Term shall Dartford be eligible hereunder to effect Acquisitions through more than four Platforms.

                  (c) From and after July 1, 1998 until the termination of the Term, subject to its obligations under Section 16.1 of the MBW LLC Agreement, Dartford may organize and participate in an additional Platform and effect Acquisitions through such additional Platform (in addition to Dartford's right to effect Acquisitions through the Existing Platforms) to the extent that one of the following occurs:

                  (1) an event described in Section 4(b)(1) above occurs with respect to an Existing Platform;

                  (2) an event described in Section 4(b)(2) above occurs with respect to an Existing Platform; or

                  (3) no event described in Sections 4(b)(1) or 4(b)(2) occurs with respect to an Existing Platform, but for purposes of each additional platform an individual not presently a member of Dartford joins Dartford as a member and participates in a material respect in Dartford's performance of its services with respect to an Existing Platform.
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MBW Foods Inc.
December 31, 1996
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            5. Future Transaction Fees.

                  (a) Transaction Fees. In the event that during the Term the Company, MBW Holdings Inc. or MBW Investors LLC either (i) consummates an Acquisition or (ii) initiates any discussions or negotiations or undertakes a review of a possible Acquisition that Dartford introduces to the MBW Investors LLC group during the Term and that is ultimately consummated within one year following termination of the Term, then in either case the Company shall pay to Dartford on the closing date of such Acquisition, in consideration of services rendered with respect thereto, a transaction fee (a "Transaction Fee") in an amount equal to 1.25% of the Acquisition Price (as defined below). For purposes of this Section 5, "Acquisition Price" means the sum of (A) the cash purchase price (including any installment payments), (B) the value of any equity securities issued to the seller in connection with the Acquisition, (C) the face value of any promissory note or other debt instrument issued to the seller in connection with such Acquisition, (D) the amount of any liabilities assumed by the MBW Investors LLC group in connection with such Acquisition (other than ordinary course of business trade payables).

                  (b) Adjustments. In the event the Acquisition Price for a single Acquisition is greater than $250,000,000, Dartford and the Company agree to negotiate in good faith as to a reduction in the percentage of that portion of the Acquisition Price exceeding $250,000,000 payable to Dartford as part of the Transaction Fee.

            6. Notices. All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or mailed first class, certified mail, return receipt requested, postage and registry fees prepaid and addressed as follows:

                  If to Dartford:

                  Dartford Partnership L.L.C.
                  801 Montgomery Street, Suite 400
                  San Francisco, CA   94133

                  Attention:  Ian R. Wilson
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MBW Foods Inc.
December 31, 1996
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                  If to the Company:

                  MBW Foods Inc.
                  Community Corporate Center
                  445 Hutchinson Avenue
                  Columbus, Ohio  43235

                  Attention:  President

                  With copies to:

                  McCown De Leeuw & Co.
                  101 East 52nd Street, 31st Floor
                  New York, NY  10022

                  Attention:  Charles Ayres

Addresses may be changed by a notice in writing in accordance with the provisions of this Section 6.

            7. Miscellaneous. This Agreement shall be construed and enforced in accordance with, and shall be governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may not be modified or amended, and no term or provision hereof may be waived or discharged, except in a writing signed by the party against which such modification, amendment, waiver or discharge is sought to be enforced. This Agreement cannot be assigned by either party hereto. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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MBW Foods Inc.
December 31, 1996
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            If you are in agreement with the foregoing, please so indicate by signing the enclosed copy of this letter, whereupon it shall become a binding agreement between the parties hereto as of the day and year first above written.


                                        DARTFORD PARTNERSHIP L.L.C.


                                        By:/s/ Ray Chung
                                           ---------------------
                                            Title: Member

Agreed to and accepted:

MBW FOODS INC.


By:/s/ Ray Chung
   --------------------------------
    Title: Executive Vice President